Exhibit 10.1

August 5, 2005

Hollywood Media Corp.

2255 Glades Road, Suite 221A

Boca Raton, FL  33431

Reference is hereby made to that certain letter agreement dated March 28, 2005 (the “Letter Agreement”) whereby Mitchell Rubenstein and Laurie S. Silvers (together, the “Obligors”) committed to fund up to $5.0 million to Hollywood Media Corp. on the terms set forth therein.

This letter confirms our agreement that:

1.

The commitment of the Obligors to provide funding as set forth in the Letter Agreement shall continue in effect through January 1, 2007.

2.

Except as stated herein, all other terms of the Letter Agreement shall remain in full force and effect.

Sincerely,

/s/ Mitchell Rubenstein

Mitchell Rubenstein

Chief Executive Officer

/s/ Laurie S. Silvers

Laurie S. Silvers

President

Acknowledged and agreed to by

Hollywood Media Corp.

By:/s/ Scott Gomez

Name:

Scott Gomez

Title:

Chief Accounting Officer